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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                          BORLAND SOFTWARE CORPORATION

                                    ARTICLE I

                                CORPORATE OFFICES
                                -----------------

Section 1.  Principal Office

     The principal executive office of the corporation shall be located at such place as the Board of Directors may from time to time authorize. If the principal executive office is located outside the State of Delaware, and the corporation has one or more business offices in the State of Delaware, the Board of Directors shall fix and designate a principal business office in the State of Delaware.

Section 2.  Other Offices

     Additional offices of the corporation shall be located at such place or places, within or outside the State of Delaware, as the Board of Directors may from time to time authorize.

Section 3.  Registered Agent in State

     The corporation shall have and maintain in the State of Delaware a registered agent, which agent may be either an individual resident in the State whose business office is identical with the corporation's registered office, or a domestic corporation (which may be itself), or a foreign corporation authorized to transact business in the State, having a business office identical with such registered office.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

Section 1.  Place of Meetings

     Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as provided under the Delaware General Corporate

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Law (the "DGCL"). In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

Section 2.  Annual Meeting

     The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

     At any annual meeting of stockholders of the corporation, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

     To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

     To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address, as they appear on the corporation's books, of such stockholder, (c) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder is a holder of record of stock of the


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corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     In addition, notwithstanding anything in this Section 2 to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Section 3 of Article III of these bylaws for such nomination to be properly brought before such meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3.  Quorum

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by remote communication or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

     The affirmative vote of the majority of shares present in person or by remote communication or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

Section 4.  Special Meetings

     Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board or the President.

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Section 5.  Notice of Meetings

     Except as otherwise may be required by law, notice given in writing or by electronic transmission of each meeting of stockholders shall be given to each stockholder entitled to vote at that meeting, by the Secretary, assistant secretary or other person charged with that duty, not less than ten (10) nor more than sixty (60) days before such meeting.

     Notice of any meeting of stockholders shall state the date, place and hour of the meeting; and

     (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted at such meeting; and

     (2) in the case of an annual meeting, the general nature of matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders.

     At a special meeting, notice of which has been given in accordance with this Section 5, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting, given in accordance with this Section 5 and with respect to any other business as may properly come before the meeting.

Section 6.  Manner of Giving Notice; Affidavit of Notice

     Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the Secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.  Adjourned Meeting; Notice

     When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Every stockholder entitled to vote shall have the right to do so either in person, by remote communication or by an agent or agents authorized by a proxy.

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Section 8.  Voting

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

     Except as otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation.

Section 9.  Waiver of Notice

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written or electronically transmitted waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance in person, by proxy or remote communication of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written or electronically transmitted waiver of notice unless so required by the certificate of incorporation or these bylaws.

Section 10.  Stockholder Action

     Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 11.  Record Date for Stockholder Notice; Voting; Giving Consents

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

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     If the Board of Directors does not so fix a record date:

     (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 12.  Proxies

     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

Section 13.  List of Stockholders Entitled to Vote

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this
Section 13 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by

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any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 14.  Inspectors of Election

     Before any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

     (1) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

     (2)  receive votes or ballots;

     (3) hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (4)  count and tabulate all votes;

     (5)  determine when the polls shall close;

     (6)  determine the result; and

     (7) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.



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                                   ARTICLE III

                                    DIRECTORS
                                    ---------

Section 1.  Powers

     Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2.  Number of Directors

     The authorized number of directors of the corporation shall be six (6), and shall be subject to change as set from time to time pursuant to a resolution approved by a majority of the Board of Directors then in office.

     No reduction of the authorized number of directors shall remove any director prior to the expiration of such director's term of office.

Section 3.  Notification of Nominations

     Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made (a) by or at the direction of the Board of Directors or a proxy committee appointed by the Board of Directors or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of the stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

     To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

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     To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 4.  Election of Directors; Term

     The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1990 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1991 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1992 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Directors need not be stockholders of the

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corporation. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.


Section 5.  Resignations

     Any directors of the corporation may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation specifies effectiveness at a future time, a successor may be elected pursuant to Section 7 of this Article III of these bylaws to take office on the date that the resignation becomes effective.

Section 6.  Removal

     Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 7.  Vacancies

     Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or by the shareholders to fill any vacancy not filled by directors, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 8.  Annual Meeting

     The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each Annual Meeting of Stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 10 of this Article III or in a waiver of notice thereof.

Section 9.  Regular Meetings

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     Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware at such date and time as the Board of Directors may from time to time determine and, if so determined by the Board of Directors, notices thereof need not be given.

Section 10.  Special Meetings

     Special meetings of the Board of Directors for any purpose may be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the corporation or any two (2) directors. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.  Quorum

     At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. The vote of the directors present shall be the act of the Board of Directors unless the certificate of incorporation or the bylaws shall require a vote of a greater number.

Section 12.  Waiver of Notice

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

Section 13.  Telephonic Meetings

     Unless otherwise restricted by the certificate of incorporation, members of the Board of Directors of the corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 13 shall constitute presence in person at such meeting.

Section 14.  Board Action By Written Consent Without A Meeting

     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 15.  Fees

     Each director may receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the corporation or in connection with attendance at meetings, as the Board of Directors may from time to time determine. No such payment of fees or other compensation shall preclude any director from serving the corporation in any other capacity and receiving fees and compensation for such services.

Section 16.  Interested Directors

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 17.  Committees of Directors

     The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

Section 1.  Executive Officers

     The executive officers of the corporation shall be a Chief Executive Officer, President, a Chief Financial Officer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The corporation may also have such other executive officers, including a Treasurer, Controller and one or more Vice Presidents, as the Board may in its discretion appoint. The Board of Directors, if it so determines, may appoint a Chairman of the Board and a Vice Chairman of the Board from among its members. Any number of offices may be held by the same person.

Section 2.  Election, Term of Office and Remuneration

     The executive officers of the corporation shall be elected annually by the Board of Directors at a regular meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 3.  Subordinate Officers

     In addition to the executive officers enumerated in Section 1 of this
Article IV, the corporation may have such subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any executive officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.  Removal

     Except as otherwise delegated to an executive officer with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation.

Section 5.  Resignations

     Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.  Powers and Duties

     The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, be the general manager of, and supervise and direct, the business and affairs of the corporation and the conduct of the officers of the corporation. The other officers of the corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors or the Chief Executive Officer.

Section 7.  Approval of Loans to Officers

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or any other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                    ARTICLE V

                                      STOCK
                                      -----

Section 1.  Form of Certificates

     Every holder of stock in the corporation shall be entitled to have a certificate signed, in the name of the corporation (i) by the Chief Executive Officer, (ii) by the Chairman of the Board of Directors or the President and
(iii) by the Secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2.  Signatures

     Any, or all, of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.  Lost Certificates

     The corporation may issue a new certificate to be issued in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The corporation may, in its discretion and as a condition precedent to the issuance of such new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond (or other security) sufficient to indemnify it against any claim that may be made against the corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.  Transfers

     Stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws or in any agreement with the stockholder making the transfer. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5.  Registered Owners

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

Section 1.  Insurance

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

Section 2.  Dividends

     Subject to limitations contained in the General Corporation Law of the State of Delaware and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the corporation, which dividends may be paid either in cash, securities of the corporation or other property.

Section 3.  Fiscal Year

     The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 4.  Corporate Seal

     The corporation may have a corporate seal in such form as prescribed by the Board of Directors.

Section 5.  Amendments

     Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting, notice of such purpose shall be given.

     Subject to the laws of the State of Delaware, the certificate of incorporation and these bylaws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend the bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

Section 6.  Voting of Stock Owned by the Corporation

     The Board of Directors may authorize any person, on behalf of the corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this corporation) in which the corporation may hold stock.

Section 7.  Construction and Definitions

     Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws.

                                   ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

Section 1.  Indemnifications

     Subject to the provision's of the corporation's Amended and Restated Certificate of Incorporation, the corporation, to the maximum extent permitted by the Delaware General Corporation Law, shall indemnify its officers and directors, and shall have the power to indemnify any of its employees and other agents, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding or potential proceeding arising out of the relationship and, to the maximum extent permitted by law, the corporation shall have the power to advance the indemnified party's defense expenses in any such proceeding.